Exhibit 10.7

      Assignment of Limited Liability Company Interest in Old Whiskey River

               ASSIGNMENT OF INTEREST IN LIMITED LIABILITY COMPANY

      This Assignment is executed this 9th day of December, 2002, and is executed by SHEP E. GORDON ("Assignor") and DRINKS AMERICAS INC., a Delaware corporation ("Assignee").

                  Assignor and Assignee hereby agree as follows:

1. For valuable consideration, Assignor hereby assigns and transfers to Assignee twenty-five percent (25%) of Assignor's existing right, title and interest in and to Old Whiskey River Distilling Company LLC, a Hawaii limited liability company (the "Transferred Amount"). At the time of such assignment, Assignor shall hold a one hundred percent (100%) membership interest in Old Whiskey River Distilling Company LLC.

2. Following this assignment of the Transferred Amount, Assignor shall hold a seventy-five percent (75%) interest in Old Whiskey River Distilling Company LLC and Assignee shall hold a twenty-five percent (25%) interest in Old Whiskey River Distilling Company LLC.

3. Assignor hereby warrants to Assignee that Assignor owns the Transferred Amount, and is assigning the Transferred Amount to Assignee, free and clear of all liens and encumbrances.

4. Assignee hereby accepts and assumes the Transferred Amount and agrees to enter into the Old Whiskey River Distilling Company LLC Operating Agreement, substantially in the form attached hereto as Exhibit A (the "Operating Agreement"), as a member thereof and be bound by its terms.

5. Assignee has had an opportunity to review all documents of and relating to Old Whiskey River Distilling Company LLC and the Transferred Amount and is aware of and satisfied with the rights and obligations it shall obtain and assume as a member of Old Whiskey River Distilling Company LLC pursuant to the Operating Agreement.

6. Assignor hereby reaffirms all representations and warranties made in that certain Interest Purchase Agreement, dated December 9, 2002, between Assignor and Assignee, related to the Transferred Amount.

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7.                         Assignor shall indemnify and defend Assignee against
                           all loss, liability and expense of every kind which Assignee may suffer or incur, including reasonable attorney's fees and costs, as a result of or arising out of any failure by Assignor to promptly pay and perform any and all obligations relating to the Transferred Amount as and when due.

8. Assignee shall indemnify and defend Assignor against all loss, liability and expense of every kind which Assignor may suffer or incur, including reasonable attorney's fees and costs, as a result of or arising out of any failure by Assignee to promptly pay and perform any and all obligations relating to the Transferred Amount as and when due.

9. Assignee agrees to perform all its obligations under that certain Note dated concurrently herewith including, but not limited to, payment of all sums due from Assignee to Assignor thereunder when such sums are due and the obligation to convey sixty percent (60%) of the Transferred Amount back to Assignor upon failure of Assignee to perform its obligations under the Note.

10. This assignment may be executed and endorsed in one or more original or facsimile counterparts and each such facsimile counterpart shall, for all purposes, be deemed to be an original, and all counterparts shall together constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]


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                           Executed and effective as provided above.

                                   /s/
                                   ---------------------------------------------
                                   SHEP E. GORDON

                                                                      "Assignor"

                                   DRINKS AMERICAS INC.

                                   By: /s/
                                       -----------------------------------------
                                          Name:  J. Patrick Kenny
                                          Title:  Chief Executive Officer

                                                                      "Assignee"


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                                    Exhibit A

                    Old Whiskey River Distilling Company LLC

                               Operating Agreement


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